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As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KITE REALTY GROUP TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	11-3715772
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(317) 577-5600
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

John A. Kite
Chief Executive Officer and President
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(317) 577-5600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
David W. Bonser, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares, par value $.01 per share	(4)	(4)

Preferred Shares, par value $.01 per share	(4)	(4)

Depositary Shares, representing Preferred Shares	(4)	(4)

Warrants(5)	(4)	(4)

Rights	(4)	(4)

			$500,000,000(6)	$19,650(7)

(1)
The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common shares, preferred shares, depositary shares, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the securities.

(2)
In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale.

(3)
Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act of 1933, as amended.

(4)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(5)
The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares.

(6)
The aggregate maximum offering price of all securities issued under this Registration Statement will not exceed $500,000,000. No separate consideration will be received for common shares or preferred shares that are issued upon conversion or exchange of preferred shares or depositary shares registered hereunder or for preferred shares distributed upon termination of a deposit arrangement for depositary shares.

(7)
Calculated under Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. In accordance with Rule 457(p), the Registrant is carrying forward the $34,992 unused balance of the registration fee of $58,850 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-127586, of which an aggregate amount of $297,302,500 of the offering price of securities was not sold thereunder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 26, 2008

PROSPECTUS

$500,000,000

Common Shares, Preferred Shares, Depositary Shares,
Warrants and Rights

        We may offer, from time to time, one or more series or classes of common shares, preferred shares, depositary shares representing our preferred shares, warrants exercisable for our common shares, preferred shares or depositary shares representing preferred shares, and rights to purchase common shares. We refer to our common shares, preferred shares, depositary shares, warrants and rights collectively as the "securities."

        We may offer these securities with an aggregate initial public offering price of up to $500,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

        We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

        We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" beginning on page 21. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        Our common shares are listed on the New York Stock Exchange under the symbol "KRG."

        You should read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in any of these securities.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for risks relating to an investment in our securities, which is incorporated herein by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

        When used in this prospectus, except where the context otherwise requires, the terms "we," "us," "our" and "the Company" refer to Kite Realty Group Trust and its subsidiaries and all references to the "Operating Partnership" refer to Kite Realty Group, L.P.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated by reference herein, together with other statements and information publicly disseminated by Kite Realty Group Trust, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions;

  •
  the ability of tenants to pay rent;

  •
  the competitive environment in which we operate;

  •
  financing risks, including access to capital on desirable terms;

  •
  property ownership and management risks;

  •
  the level and volatility of interest rates;

  •
  the financial stability of tenants;

  •
  our ability to maintain our status as a real estate investment trust, or REIT, for federal income tax purposes;

  •
  acquisition, disposition, development and joint venture risks;

  •
  potential environmental and other liabilities;

  •
  other factors affecting the real estate industry generally; and

  •
  other risks identified in this prospectus, any applicable prospectus supplement and, from time to time, in other reports we file with the Securities and Exchange Commission, or the SEC, or in other documents that we publicly disseminate.

        We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

 OUR COMPANY

        We are a full-service, vertically integrated REIT engaged in the ownership, operation, management, leasing, acquisition, construction, expansion and development of neighborhood and community shopping centers and certain commercial real estate properties in selected growth markets in the United States. We also provide real estate facility management, construction, development and other advisory services to third parties. As of September 30, 2008, our investment in real estate included the following:

  •
  interests in a portfolio of 52 operating retail properties totaling approximately 8.5 million square feet of gross leasable area (including non-owned anchor space);

  •
  interests in four operating commercial properties totaling approximately 563,000 square feet of net rentable area and an associated parking garage; and

  •
  interests in 10 properties in our development and redevelopment pipelines, which are anticipated to have approximately 1.3 million square feet of total gross leasable area.

        Our primary business objectives are to generate increasing cash flow, achieve sustainable long-term growth and maximize shareholder value primarily through the development, acquisition and operation of well-located community and neighborhood shopping centers. We focus on a dual growth strategy to grow our business. The first part of this growth strategy is to focus on increasing our internal growth by leveraging our existing tenant relationships to improve the performance of our existing operating property portfolio. The second part of this strategy is to focus on achieving external growth through the expansion of our portfolio.

        We were formed in March 2004 as a Maryland REIT and commenced operations on August 16, 2004 following the completion of our initial public offering. Our founders and predecessors have been in the real estate and construction business since 1960. We conduct all of our business through our Operating Partnership, of which we are the sole general partner, and its subsidiaries. As of September 30, 2008, we held an approximate 78.1% interest in our Operating Partnership.

        Our executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204 and our telephone number is (317) 577-5600. We maintain a website at www.kiterealty.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus or any applicable prospectus supplement.

RISK FACTORS

        You should consider carefully the risks incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the other information contained in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include the future development of properties, acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.

 EARNINGS RATIOS

        The following table sets forth our ratios of earnings to combined fixed charges and preferred dividends for the nine months ended September 30, 2008 and for each of the last three fiscal years and the period from August 16, 2004 to December 31, 2004. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges, (excluding capitalized interest), to pre-tax income (loss) from continuing operations before Limited Partners' interests in the Operating Partnership, distributions of income from equity investees, minority interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	August 16, 2004 to December 31, 2004
Ratio of earnings to combined fixed charges and preferred dividends	1.17	1.10	1.11	1.44	(A)

(A)
The amount of coverage deficiency for the period from August 16, 2004 to December 31, 2004 was $1,582,284.

DESCRIPTION OF COMMON SHARES

General

        Our declaration of trust provides that we may issue up to 200,000,000 common shares of beneficial interest, par value $.01 per share, and 40,000,000 preferred shares of beneficial interest, par value $.01 per share. As of November 24, 2008, 34,017,345 common shares were issued and outstanding and no preferred shares were issued and outstanding.

        Maryland law provides and our declaration of trust provides that none of our shareholders is personally liable for any of our obligations solely as a result of that shareholder's status as a shareholder.

Voting Rights of Common Shares

        Subject to the provisions of our declaration of trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.

        Under the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge unless recommended by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. Our declaration of trust provides for approval by a majority of all votes entitled to be cast on all other matters in all situations permitting or requiring action by shareholders except with respect to the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present), dissolution (which requires two-thirds of all the votes entitled to be cast) and removal of trustees (which requires two-thirds of all the votes entitled to be cast). Our declaration of trust permits the trustees to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law, without the affirmative vote or written consent of the shareholders.

Dividends, Liquidation and Other Rights

        All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares will be entitled to receive dividends when, as and if declared by our board of trustees out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our shares and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.

        Holders of our common shares will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Shares and Issue Additional Common Shares or Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest. As of November 24, 2008, no preferred shares were outstanding.

        To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our declaration of trust allows us to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

        Holders of our common shares do not have preemptive rights, which means they have no right to acquire any additional shares that we may issue at a subsequent date.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Mellon Investor Services LLC.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our declaration of trust and bylaws.

  Number of Trustees; Vacancies

        Our declaration of trust and bylaws provide that the number of our trustees will be established by a vote of a majority of the members of our board of trustees. We currently have seven trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to our declaration of trust, each of our trustees is elected by our shareholders to serve until the next annual meeting and until their successors are duly elected and qualify. Under Maryland law, our board may elect to create staggered terms for its members.

        Our bylaws provide that at least a majority of our trustees will be "independent," with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange.

  Removal of Trustees

        Our declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of our trustees, this provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

  Business Combinations

        Our board has approved a resolution that exempts us from the provisions of the Maryland business combination statute described below but may opt to make these provisions applicable to us in the future. Maryland law prohibits "business combinations" between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

  •
  any person who beneficially owns 10% or more of the voting power of our shares; or

  •
  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

        A person is not an interested shareholder if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

        After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

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  two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are approved by our board of trustees before the time that the interested shareholder becomes an interested shareholder.

  Control Share Acquisitions

        Our bylaws contain a provision exempting any and all acquisitions of our common shares from the control shares provisions of Maryland law. However, our board of trustees may opt to make these provisions applicable to us at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. "Control shares" are issued and outstanding voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders' meeting.

        If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

  Merger, Amendment of Declaration of Trust

        Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT's declaration of trust. Under our declaration of trust, we cannot dissolve or merge with another entity without the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Our declaration of trust, including its provisions on removal of trustees, may be amended only by the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT law and our declaration of trust, our trustees are permitted, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders.

  Limitation of Liability and Indemnification

        Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

        Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our declaration of trust and bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former trustee or officer who is made a party to a proceeding by reason of his or her service to us.

        Maryland law will permit us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

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  the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and was committed in bad faith; or

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  was the result of active and deliberate dishonesty;

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  the trustee or officer actually received an improper personal benefit in money, property or services; or

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  in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

        In addition, Maryland law will prohibit us from indemnifying our present and former trustees and officers for an adverse judgment in an action by us or in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

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  a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

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  a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

  Operations

        We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

  Term and Termination

        Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

  Meetings of Shareholders

        Under our bylaws, annual meetings of shareholders are to be held each year between April 15 and May 15 at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the Chairman of our board of trustees, our President or our Chief Executive Officer. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

  Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

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  pursuant to our notice of the meeting;

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  by our board of trustees; or

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  by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

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  pursuant to our notice of the meeting;

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  by our board of trustees; or

  •
  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

        Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        The business combination provisions of Maryland law (if our board of trustees opts to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The "unsolicited takeovers" provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF PREFERRED SHARES

        The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

General

        Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof. The preferred shares will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

  •
  the title and stated value of such preferred shares;

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  the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

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  the procedures for any auction and remarketing, if any, for such preferred shares;

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  the provisions for a sinking fund, if any, for such preferred shares;

  •
  the provisions for redemption, if applicable, of such preferred shares;

  •
  any listing of such preferred shares on any securities exchange;

  •
  the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

  •
  a discussion of federal income tax considerations applicable to such preferred shares;

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  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See "Restrictions on Ownership."

        From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

        The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we have agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

        Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

        Holders of depositary receipts will be subject to the ownership restrictions of the declaration of trust. See "Restrictions on Ownership."

 DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title and issuer of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currencies in which the price or prices of such warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

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  the date for determining the shareholders entitled to the rights distribution;

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  the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

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  the aggregate number of rights being issued;

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  the date, if any, on and after which such rights may be transferable separately;

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  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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  any special U.S. federal income tax consequences; and

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  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

 RESTRICTIONS ON OWNERSHIP

        In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).

        Because our board of trustees believes that it is essential for us to qualify as a REIT and for anti-takeover reasons, our declaration of trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our declaration of trust provides that:

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  no person, other than an excepted holder or a designated investment entity (each as defined in the declaration of trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 7%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares;

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  no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in number or value, whichever is more restrictive, or any class or series of preferred shares;

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  no excepted holder, which means Al Kite, John Kite, Paul Kite, their family members and certain entities controlled by them, may currently acquire or hold, directly or indirectly, shares in excess of 21.5% in number or value, whichever is more restrictive, of our issued and outstanding common shares after application of the relevant attribution rules;

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  no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of shares;

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  no person shall beneficially or constructively own shares that would result in us owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would reasonably be expected to equal or exceed the lesser of (i) 1% of the tenant's gross income (as determined for purposes of Section 856(c) of the Code); or (ii) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code;

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  no person shall beneficially or constructively own shares that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

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  no person shall transfer our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons.

        The declaration of trust defines a "designated investment entity" as:

    1.
    an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

    2.
    an entity that qualifies as a regulated investment company under Section 851 of the Code; or

    3.
    an entity that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended; so long as each beneficial owner of such entity, or in the case of an investment management company, the individual account holders of the accounts managed by such entity, would satisfy the 7% ownership limit if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

        Our board of trustees may waive the 7% ownership limit, or the 9.8% designated investment entity limit, for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person's ownership in excess of the 7% limit or the 9.8% limit, as applicable, would not jeopardize our qualification as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then our declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates representing our shares will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the Treasury Regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of our shareholders.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        A summary of the material federal income tax consequences to you as a prospective holder of our common, preferred and depositary shares is set forth in our Current Report on Form 8-K, filed with the SEC on September 30, 2008 (as amended or supplemented from time to time), and incorporated by reference in this prospectus. The summary in our Current Report on Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning our common, preferred or depositary shares. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of our common, preferred or depositary shares.

BOOK-ENTRY SECURITIES

        We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our common shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Our common shares are listed on the New York Stock Exchange under the symbol "KRG." Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan & Hartson L.L.P.

EXPERTS

        The consolidated financial statements and schedule of Kite Realty Group Trust appearing in Kite Realty Group Trust's Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of Kite Realty Group Trust's internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov. Our reference to the SEC's Internet site is intended to be an inactive textual reference only.

        This prospectus does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC will update and supersede this information.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended until this offering is completed:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2008; and

  •
  our Current Reports on Form 8-K filed with the SEC on February 11, 2008, May 12, 2008, June 13, 2008, August 8, 2008, August 22, 2008, September 30, 2008, October 6, 2008 and November 5, 2008.

  •
  our Form 8-A filed with the SEC on August 4, 2004.

        You may request a copy of these filings, at no cost, by contacting Adam Chavers, Director of Investor Relations, Kite Realty Group, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, by telephone at 317-577-5600, by e-mail at achavers@kiterealty.com, or by visiting our website, www.kiterealty.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$19,650
Accountant's Fees and Expenses	100,000
Legal Fees and Expenses	250,000
Printing Expenses	50,000
Miscellaneous	20,000

TOTAL	$439,650

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the "MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

        Our declaration of trust provides that we (a) shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee, and (b) may indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former officer or any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former officer, partner, employee or agent of our company. We have the power, with the approval of our board of trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of our company in any of the capacities described in (a) or (b) above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

ITEM 16.    EXHIBITS.

        The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

ITEM 17.    UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    If the registrant is relying on Rule 430B:

    (A)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

    (ii)
    If this registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
  (b)
  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 26, 2008.

KITE REALTY GROUP TRUST
By:	/s/ JOHN A. KITE John A. Kite Chief Executive Officer and President

        Each person whose signature appears below constitutes and appoints John A. Kite and Daniel R. Sink, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JOHN A. KITE John A. Kite	Chief Executive Officer, President and Trustee (Principal Executive Officer)	November 26, 2008
/s/ DANIEL R. SINK Daniel R. Sink	Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2008
/s/ ALVIN E. KITE, JR. Alvin E. Kite, Jr.	Chairman of the Board of Trustees	November 26, 2008
/s/ WILLIAM E. BINDLEY William E. Bindley	Trustee	November 26, 2008
/s/ RICHARD A. COSIER Richard A. Cosier	Trustee	November 26, 2008
/s/ EUGENE GOLUB Eugene Golub	Trustee	November 26, 2008
/s/ GERALD L. MOSS Gerald L. Moss	Trustee	November 26, 2008
/s/ MICHAEL L. SMITH Michael L. Smith	Trustee	November 26, 2008
/s/ DARELL E. ZINK, JR. Darell E. Zink, Jr.	Trustee	November 26, 2008

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Common Shares Underwriting Agreement
1.2*	Form of Preferred Shares Underwriting Agreement
1.3*	Form of Depositary Shares Underwriting Agreement
1.4*	Form of Warrants Underwriting Agreement
1.5*	Form of Rights Underwriting Agreement
4.1*	Form of Deposit Agreement for Depositary Shares
4.2*	Form of Equity Warrant Agreement
4.3*	Form of Rights Agreement
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Share Dividends
23.1	Consent of Ernst & Young LLP
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
24.1	Powers of Attorney (included on the Signature Page of this Registration Statement)

*
To be filed by amendment or incorporated by reference in connection with the offering of specific securities.